As filed with the Securities and Exchange Commission on June 13, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NETGEAR, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0419172
(State of incorporation)	(I.R.S. Employer Identification No.)

4500 Great America Parkway

Santa Clara, California 95054

(Address, including zip code, of Registrant’s principal executive offices)

Amended and Restated 2006 Long-Term Incentive Plan

(Full title of the plan)

Patrick C.S. Lo

Chairman of the Board and Chief Executive Officer

NETGEAR, Inc.

4500 Great America Parkway

Santa Clara, CA 95054

(408) 907-8000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer  ☒        Accelerated filer  ☐        Non-Accelerated filer  ☐        Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for future issuance under Registrant’s Amended and Restated 2006 Long-Term Incentive Plan	2,397,556 shares	$17.265(2)	$41,393,804.34(2)	$1,626.78
Common Stock, par value $0.001 per share, issuable pursuant to outstanding securities under Registrant’s Amended and Restated 2006 Long-Term Incentive Plan	102,444 shares	$18.59(3)	$1,904,433.96(3)	$74.84
TOTAL	2,500,000 shares		$43,298,238.30	$1,701.62

(1)	This registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 11, 2008.

(3)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, to be equal to $18.59 per share, the weighted average exercise price for outstanding options granted under the Amended and Restated 2006 Long-Term Incentive Plan, as of June 13, 2008.

NETGEAR, INC.

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL

SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2006 Long-Term Incentive Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on August 25, 2006 (File No. 333-136892) (the “Previous Form S-8”), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These reports the Registrant has most recently filed with the SEC are listed below:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008;

(2) The Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2008;

(3) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2008, filed with the SEC on May 9, 2008; and

(4) The Registrant’s Current Report on Form 8-K, filed with the SEC on June 4, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)	Bylaws of the Registrant

5.1	Opinion of NETGEAR, Inc. Vice President, Legal and Corporate Development, as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1(2)	Amended and Restated 2006 Long-Term Incentive Plan

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (333-104419), originally filed with the Securities and Exchange Commission on April 10, 2003.

(2)	Previously filed as an exhibit to the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 13, 2008.

NETGEAR, INC.

By:	/s/ Patrick C.S. Lo
Patrick C.S. Lo
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick C.S. Lo and Christine M. Gorjanc, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick C.S. Lo Patrick C.S. Lo	President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2008

/s/ Christine M. Gorjanc Christine M. Gorjanc	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2008

/s/ Ralph E. Faison Ralph E. Faison	Director	June 13, 2008

/s/ A. Timothy Godwin A. Timothy Godwin	Director	June 13, 2008

/s/ Jef Graham Jef Graham	Director	June 13, 2008

/s/ Linwood A. Lacy, Jr. Linwood A. Lacy, Jr.	Director	June 13, 2008

/s/ George G.C. Parker George G.C. Parker	Director	June 13, 2008

/s/ Gregory J. Rossmann Gregory J. Rossmann	Director	June 13, 2008

/s/ Julie A. Shimer Julie A. Shimer	Director	June 13, 2008

NETGEAR, Inc.

INDEX TO EXHIBITS

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)	Bylaws of the Registrant

5.1	Opinion of NETGEAR, Inc. Vice President, Legal and Corporate Development, as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1(2)	Amended and Restated 2006 Long-Term Incentive Plan

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (333-104419), originally filed with the Securities and Exchange Commission on April 10, 2003.

(2)	Previously filed as an exhibit to the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2008.